UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 22, 2012

Neah Power Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington 98021
(Address of Principal Executive Offices)

(425) 424-3324

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.             Unregistered Sales of Equity Securities.

Series C Preferred Stock

On February 28, 2012, Neah Power Systems, Inc. issued 11,428 shares of our Series C Preferred Stock to New Power Solutions, LLC, a New Jersey limited liability company (the “Investor”) for payment received in the amount of $80,000.  This issuance was made pursuant to the terms of Amendment No. 1 to Securities Purchase Agreement which amends the Securities Purchase Agreement dated November 4, 2011 (a copy of which we filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 10, 2011). Under terms of the agreement, the Investor is entitled to receive with each share of this Series C Preferred Stock a three-year warrant to purchase 1,000 shares of our Common Stock at an exercise price of $0.015 per share.  The rights and preferences of the Series C Preferred Stock are set forth in the Certificate of Designation for the Series C Preferred Stock, a copy of which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 10, 2011. The form of the common stock warrant was included as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on November 10, 2011.The purchase and sale of shares of Series C Preferred Stock and warrants pursuant to the Securities Agreement was made pursuant to a private placement transaction exemption under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The purchase and sale was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the Investor in connection therewith.

Common Stock

On February 22, 2012, we issued 11,764,706 shares of our common stock to two investors upon conversion and settlement in full of outstanding debentures in aggregate principal amount of approximately $50,000. The purchase and sale of the shares of common stock was made pursuant to a private placement transaction exemption under Section 4(2) of the Securities Act of 1933, as amended.  The purchase and sale was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection therewith.

On February 27, 2012, we issued 344,222 shares of our common stock in payment of dividends due to holders of 21,425 shares of our Series C Preferred Stock issued November 23, 2011. The issuance of the shares of common stock as a stock dividend was made pursuant to a private placement transaction exemption under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Stephen M. Wilson
Stephen M. Wilson
Chief Financial Officer

Date:  February 28, 2012